EX4.34C

AMENDED AND RESTATED GUARANTEE
(U.S. DOMICILED LOAN PARTIES – U.S. FACILITY OBLIGATIONS)
AMENDED AND RESTATED GUARANTEE (U.S. DOMICILED LOAN PARTIES – U.S. FACILITY OBLIGATIONS) (“Guarantee”) dated as of November 1, 2016, by the U.S. Domiciled Loan Parties signatory hereto (collectively, the “Guarantors”, and individually, a “Guarantor”) in favor of (i) Bank of America, N.A., as administrative agent (hereinafter, in such capacity together with its successors and assigns, the “Agent”) for itself and the U.S. Facility Secured Parties, including the other lending institutions (hereinafter, collectively, the “Lenders”) which are or may become parties to that certain Fifth Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), among Clean Harbors, Inc., a Massachusetts corporation (the “U.S. Borrower”), Clean Harbors Industrial Services Canada, Inc., an Alberta corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders, and the Agent and (ii) each of the U.S. Facility Secured Parties.
WHEREAS, the U.S. Borrower, the Canadian Borrower and each Guarantor are members of a group of related companies, the success of any one of which is dependent in part on the success of the other members of such group;
WHEREAS, the Guarantors have previously entered into one of the following guarantees: (a) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of May 31, 2011, in favor of the Agent, (b) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of June 22, 2011, in favor of the Agent, (c) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of August 17, 2011, in favor of the Agent, (d) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of January 3, 2013, in favor of the Agent, (e) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of September 18, 2013, in favor of the Agent, (f) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of April 15, 2015, in favor of the Agent, (g) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of January 1, 2016, in favor of the Agent, (h) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of July 12, 2016, in favor of the Agent, (i) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of dated as of July 13, 2016, in favor of the Agent, and (j) that certain Guarantee (U.S. Domiciled Loan Parties - U.S. Facility Obligations), dated as of August 5, 2016, in favor of the Agent (collectively, the “Existing Guarantee”);
WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the U.S. Borrower by the U.S. Lenders and the other U.S. Facility Secured Parties pursuant to the Credit Agreement (which benefits are hereby acknowledged);
WHEREAS, it is a condition precedent to the U.S. Lenders’ making any loans or otherwise extending credit to the U.S. Borrower under the Credit Agreement that the Guarantors (i) ratify and affirm the Existing Guarantee, (ii) amend and restate the Existing Guarantee as set forth herein, and

(iii) execute and deliver to the Agent, for the benefit of the U.S. Facility Secured Parties and the Agent, a guaranty substantially in the form hereof; and
WHEREAS, each Guarantor wishes to guaranty the U.S. Borrower’s obligations to the U.S. Facility Secured Parties and the Agent under or in respect of the Credit Agreement as provided herein;
NOW, THEREFORE, each Guarantor hereby agrees with the U.S. Facility Secured Parties and the Agent as follows:
1.Definitions. The terms “U.S. Facility Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.
2.    Guaranty of Payment and Performance. Each Guarantor hereby (i) ratifies and affirms the Existing Guarantee, (ii) agrees to amend and restate the Existing Guarantee so that, as amended and restated, it reads in its entirety as provided herein, and (iii) guarantees to the U.S. Facility Secured Parties and the Agent the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the U.S. Facility Obligations including all such U.S. Facility Obligations which would become due but for the operation of the automatic stay pursuant to §362(a) of the U.S. Bankruptcy Code and the operation of §§502(b) and 506(b) of the U.S. Bankruptcy Code or any stay created pursuant to or in accordance with the Companies’ Creditor Arrangement Act (Canada) or the Bankruptcy and Insolvency Act (Canada). This Guarantee is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the U.S. Facility Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent or any U.S. Facility Secured Party first attempt to collect any of the U.S. Facility Obligations from the U.S. Borrower or resort to any collateral security or other means of obtaining payment. Should the U.S. Borrower default in the payment or performance of any of the U.S. Facility Obligations, the obligations of each Guarantor hereunder with respect to such U.S. Facility Obligations in default shall, upon demand by the Agent, become immediately due and payable to the Agent, for the benefit of the U.S. Facility Secured Parties and the Agent, without demand or notice of any nature, all of which are expressly waived by each Guarantor. Payments by each Guarantor hereunder may be required by the Agent on any number of occasions. All payments by each Guarantor hereunder shall be made to the Agent, in the manner and at the place of payment specified therefor in the Credit Agreement, for the account of the U.S. Facility Secured Parties and the Agent.
3.    Guarantor’s Agreement to Pay Enforcement Costs, etc. Each Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent or any U.S. Facility Secured Party in connection with the U.S. Facility Obligations, this Guarantee and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.
4.    Waivers by Guarantor; U.S. Facility Secured Party’s Freedom to Act. Each Guarantor agrees that the U.S. Facility Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any U.S. Facility Secured Party with respect thereto. Each Guarantor waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any U.S. Facility Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the U.S. Borrower or any other entity or other person primarily or secondarily liable with respect to any of the U.S. Facility Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any U.S. Facility Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent or any U.S. Facility Secured Party to assert any claim or demand or to enforce any right or remedy against the U.S. Borrower or any other entity or other person primarily or secondarily liable with respect to any of the U.S. Facility Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any U.S. Facility Obligation; (iii) any change in the time, place or manner of payment of any of the U.S. Facility Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the U.S. Facility Obligations, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any U.S. Facility Obligation; (v) the adequacy of any rights which the Agent or any U.S. Facility Secured Party may have against any collateral security or other means of obtaining repayment of any of the U.S. Facility Obligations; (vi) the impairment of any collateral securing any of the U.S. Facility Obligations, including without limitation the failure to perfect or preserve any rights which the Agent or any U.S. Facility Secured Party might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of (A) any “one action” or “anti-deficiency” law which would otherwise prevent the Agent or any U.S. Facility Secured Party from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against any Guarantor before or after the Agent’s or such U.S. Facility Secured Party’s commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by the Agent or any U.S. Facility Secured Party.

5.    Unenforceability of U.S. Facility Obligations Against U.S. Borrower. If for any reason the U.S. Borrower has no legal existence or is under no legal obligation to discharge any of the U.S. Facility Obligations, or if any of the U.S. Facility Obligations have become irrecoverable from the U.S. Borrower by reason of the U.S. Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guarantee shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal obligor on all such U.S. Facility Obligations. In the event that acceleration of the time for payment of any of the U.S. Facility Obligations is stayed upon the insolvency, bankruptcy or reorganization of the U.S. Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any U.S. Facility Obligation shall be immediately due and payable by each Guarantor.
6.    Subrogation; Subordination.
6.1.    Waiver of Rights Against U.S. Borrower. Until the final payment and performance in full of all of the U.S. Facility Obligations, no Guarantor shall exercise and each Guarantor hereby waives any rights against the U.S. Borrower arising as a result of payment by any Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Agent or any U.S. Facility Secured Party in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; no Guarantor will claim any setoff, recoupment or counterclaim against the U.S. Borrower in respect of any liability of such Guarantor to the U.S. Borrower; and each Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Agent or any U.S. Facility Secured Party.
6.2.    Subordination. The payment of any amounts due with respect to any Debt of the U.S. Borrower for money borrowed or credit received now or hereafter owed to any Guarantor is hereby subordinated to the prior payment in full of all of the U.S. Facility Obligations. Each Guarantor agrees that, after the occurrence of any Default or Event of Default, no Guarantor will demand, sue for or otherwise attempt to collect any such Debt of the U.S. Borrower to such Guarantor until all of the U.S. Facility Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any Guarantor shall collect, enforce or receive any amounts in respect of such Debt while any U.S. Facility Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the U.S. Facility Secured Parties and the Agent and be paid over to the Agent, for the benefit of the U.S. Facility Secured Parties and the Agent, on account of the U.S. Facility Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.
6.3.    Provisions Supplemental. The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the U.S. Facility Secured Parties and the Agent under any separate subordination agreement which the Agent may at any time and from time to time enter into with any Guarantor for the benefit of the U.S. Facility Secured Parties and the Agent.
7.    Security; Setoff. Each Guarantor grants to each of the Agent and the U.S. Facility Secured Parties, as security for the full and punctual payment and performance of all of the Guarantor’s obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to such Guarantor now or hereafter held by the Agent or such U.S. Facility Secured Party and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or such U.S. Facility Secured Party to any Guarantor or subject to withdrawal by any Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the U.S. Facility Obligations, each of the Agent and the U.S. Facility Secured Parties is hereby authorized at any time and from time to time, without notice to any Guarantor (any such notice being expressly waived by each Guarantor) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of any Guarantor under this Guarantee, whether or not the Agent or such U.S. Facility Secured Party shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.
8.    Further Assurances. Each Guarantor agrees that it will from time to time, at the request of the Agent, do all such things and execute all such documents as the Agent may consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of the U.S. Facility Secured Parties and the Agent hereunder. Each Guarantor acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the U.S. Borrower on a continuing basis all information desired by such Guarantor concerning the financial condition of the U.S. Borrower and that such Guarantor will look to the U.S. Borrower and not to the Agent or any U.S. Facility Secured Party in order for such Guarantor to keep adequately informed of changes in the U.S. Borrower’s financial condition.
9.    Termination; Reinstatement. This Guarantee shall remain in full force and effect until (i) the Commitments have terminated and (ii) the U.S. Facility Obligations have been indefeasibly paid and satisfied in full (other than unasserted indemnification obligations which expressly survive as specified in the Credit Agreement). This Guarantee shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any U.S. Facility Obligation is rescinded or must otherwise be returned by the Agent or any U.S. Facility Secured Party upon the insolvency, bankruptcy or reorganization of the U.S. Borrower, or otherwise, all as though such payment had not been made or value received. Notwithstanding the foregoing, individual Guarantors shall be automatically released hereunder as set forth in, and subject to the conditions of, Section 12.2.1 of the Credit Agreement.
10.    Successors and Assigns. This Guarantee shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of the Agent and the U.S. Facility Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may assign or otherwise transfer the Credit Agreement, the Notes, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the U.S. Facility Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein, all in accordance with Section 13 of the Credit Agreement. No Guarantor may assign any of its obligations hereunder.
11.    Amendments and Waivers. No amendment or waiver of any provision of this Guarantee nor consent to any departure by any Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent with the consent of the Required Lenders. No failure on the part of the Agent or any U.S. Facility Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
12.    Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantor, at the address for notices to the U.S. Borrower set forth in Section 14.3 of the Credit Agreement, and if to the Agent, at the address for notices to the Agent set forth in Section 14.3 of the Credit Agreement, or at such address as either party may designate in writing to the other.
13.    Governing Law; Consent to Jurisdiction. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS BUT GIVING EFFECT TO SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS). EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH GUARANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT. Nothing herein shall limit the right of the Agent or any Lender to bring proceedings against any Guarantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Guarantee shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.

14.    Waiver of Jury Trial. EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS GUARANTEE, ANY RIGHTS OR U.S. FACILITY OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR U.S. FACILITY OBLIGATIONS. Except as prohibited by law, each Guarantor hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Guarantor (i) certifies that neither the Agent or any U.S. Facility Secured Party nor any representative, agent or attorney of the Agent or any U.S. Facility Secured Party has represented, expressly or otherwise, that the Agent or any U.S. Facility Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any U.S. Facility Secured Party is a party, the Agent and the U.S. Facility Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 14.
15.    Miscellaneous. This Guarantee constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guarantee shall be in addition to any other guaranty of or collateral security for any of the U.S. Facility Obligations. The invalidity or unenforceability of any one or more sections of this Guarantee shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guarantee shall be equally applicable to the singular and plural forms of the terms defined.
16.    Contribution. To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the U.S. Facility Obligations, shall be entitled to recover from each other guarantor of the U.S. Facility Obligations such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other guarantor to the total Benefit Amount received by all guarantors of the U.S. Facility Obligations, and the right to such recovery shall be deemed to be an asset and property of the Guarantor so funding; provided, that all such rights to recovery shall be subordinated and junior in right of payment to the final and undefeasible payment in full in cash of all of the U.S. Facility Obligations.
17.    Judgement Currency. If for the purpose of obtaining judgment in any court or for the purpose of determining, pursuant to the obligations of the undersigned, the amounts owing hereunder it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase, in the New York foreign exchange market, the Original Currency with the Second Currency on the next Business Day preceding that on which judgment is given or any other payment is due hereunder. Each of the Guarantors agrees that its obligation in respect of any Original Currency due from it to the Agent hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged or owing to be due hereunder in the Second Currency the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Guarantor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term "rate of exchange" in this Section 17 means the spot rate at which the Agent, in accordance with normal practices is able, on the relevant date, to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.
18.    Amendment and Restatement. This Guarantee amends and restates the Existing Guarantee. On the Closing Date, the rights and obligations of the parties evidenced by the Existing Guarantee shall be evidenced by this Guarantee and the grant of the security interests and liens in the Collateral pursuant to the Existing Guarantee shall continue under this Guarantee, and shall not in any event be terminated, extinguished or annulled (except for those certain security interests and liens released simultaneously herewith on the Closing Date) but shall hereafter continue to be in full force and effect and governed by this Guarantee and the other Loan Documents, it being agreed and understood that this Guarantee does not constitute a novation, satisfaction, payment or reborrowing of any Obligation (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any other “Loan Document” (as defined in the Existing Credit Agreement), nor does it operate as a waiver of any right, power or remedy of the Agent or any Lender under any “Loan Document” (as defined in the Existing Credit Agreement).

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

ALTAIR DISPOSAL SERVICES, LLC
BATON ROUGE DISPOSAL, LLC
BRIDGEPORT DISPOSAL, LLC
CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS (MEXICO), INC.
CLEAN HARBORS ANDOVER, LLC
CLEAN HARBORS ANTIOCH, LLC
CLEAN HARBORS ARAGONITE, LLC
CLEAN HARBORS ARIZONA, LLC
CLEAN HARBORS BATON ROUGE, LLC
CLEAN HARBORS BDT, LLC
CLEAN HARBORS BUTTONWILLOW, LLC
CLEAN HARBORS CHATTANOOGA, LLC
CLEAN HARBORS CLIVE, LLC
CLEAN HARBORS COFFEYVILLE, LLC
CLEAN HARBORS COLFAX, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS DEER TRAIL, LLC
CLEAN HARBORS DEVELOPMENT, LLC
CLEAN HARBORS DISPOSAL SERVICES, INC.
CLEAN HARBORS EL DORADO, LLC
CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS FLORIDA, LLC
CLEAN HARBORS GRASSY MOUNTAIN, LLC
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS KINGSTON FACILITY CORPORATION
CLEAN HARBORS LAPORTE, LLC
CLEAN HARBORS LAUREL, LLC
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF BALTIMORE, INC.
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS RECYCLING SERVICES OF CHICAGO, LLC
CLEAN HARBORS RECYCLING SERVICES OF OHIO, LLC

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CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS TENNESSEE, LLC
CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CLEAN HARBORS WILMINGTON, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HILLIARD DISPOSAL, LLC
MURPHY'S WASTE OIL SERVICE INC.
ROEBUCK DISPOSAL, LLC
SAWYER DISPOSAL SERVICES, LLC
SERVICE CHEMICAL, LLC
SPRING GROVE RESOURCE RECOVERY, INC.
TULSA DISPOSAL, LLC
CLEAN HARBORS SURFACE RENTALS USA, INC.
SANITHERM USA, INC.
CLEAN HARBORS SAN LEON, INC.
SAFETY-KLEEN, INC.
SK HOLDING COMPANY, INC.
SAFETY-KLEEN SYSTEMS, INC.
SAFETY-KLEEN ENVIROSYSTEMS COMPANY
SAFETY-KLEEN ENVIROSYSTEMS COMPANY OF PUERTO RICO, INC.
SAFETY-KLEEN INTERNATIONAL, INC.
THE SOLVENTS RECOVERY SERVICE OF NEW JERSEY, INC.
SAFETY-KLEEN OF CALIFORNIA, INC.
HECKMANN ENVIRONMENTAL SERVICES, INC.
THERMO FLUIDS INC.
VERSANT ENERGY SERVICES, INC.
EMERALD SERVICES, INC.
EMERALD WEST, L.L.C.
EMERALD SERVICES MONTANA LLC
INDUSTRIAL SERVICE OIL COMPANY, INC.
OILY WASTE PROCESSORS, INC.
ACTIVE OIL, INC.
RS USED OIL SERVICES, INC.
UNIVERSAL LUBRICANTS, LLC

By: /s/ Michael L. Battles
Name: Michael L. Battles
Title: Executive Vice President

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PLAQUEMINE REMEDIATION SERVICES, LLC

By: /s/ Michael R. McDonald
Name: Michael R. McDonald
Title: President

[Signature Page – Amended and Restated Guarantee (U.S. Domiciled Loan Parties – U.S. Facility Obligations)]